UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 23, 2017

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England		W1J8AJ
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 23, 2017, Adam C. Peakes commenced his employment as Senior Vice President and Chief Financial Officer of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”).

The Company and Mr. Peakes have entered into an employment agreement and guaranty, effective as of January 23, 2017, which includes a change of control feature and is guaranteed by the Company. The description of the Company’s current form of employment and guaranty agreement for our executive officers, set forth under “2015 Compensation Information — Potential Payments on Termination or Change of Control — Change of Control Employment Agreements” in the Company’s definitive proxy statement filed with the SEC on March 11, 2016, is incorporated herein by reference.

Also in connection with Mr. Peakes’s appointment, the Compensation Committee of the Board of Directors of the Company authorized and approved the issuance on January 23, 2017 of awards to Mr. Peakes of 220,689 time-vested restricted stock units. These awards vest one-third per year over three years commencing on the first anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales

Date: January 25, 2017

	By:	/s/ Dennis J. Lubojacky
	Name:	Dennis J. Lubojacky
	Title:	Vice President–Controller